SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2007

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Long Ridge Road

P. O. Box 1600

Stamford, Connecticut 06904-1600

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors; Appointment of Certain Officers

(c) Appointment of Principal Officers and (d) Election of Directors

Ursula M. Burns

On April 2, 2007, Registrant’s Board of Directors elected Ursula M. Burns to the position of President of Registrant and to serve on Registrant’s Board of Directors. Ms. Burns, age 48, joined Registrant in 1980. In 1997, Ms. Burns was elected to serve as an Officer; in 2000, she was named Senior Vice President of Corporate Strategic Services; and in 2002, she was named President of Business Group Operations. A copy of the Press Release, dated April 3, 2007, announcing her election is attached as Exhibit 99.1 hereto.

Ms. Burns’ employment will be at-will. She will receive a salary of $850,000 per year and will be eligible for an annual bonus targeted at 125% of salary. Ms. Burns also received a retention stock award, effective April 2, 2007, of 290,000 restricted stock units under the Executive Long Term Incentive Program (the “E-LTIP”), which will vest on April 2, 2012.

James A. Firestone

On April 2, 2007, Registrant’s Board of Directors elected James A. Firestone to the position of Executive Vice President of Registrant. Mr. Firestone previously served as Senior Vice President.

Mr. Firestone’s employment will be at-will. He will receive a salary of $700,000 per year and his annual bonus target will remain at 100% of salary. Mr. Firestone also received a retention stock award, effective April 2, 2007, of 115,000 restricted stock units under the E-LTIP, which will vest on April 2, 2012.

Lawrence A. Zimmerman

On April 2, 2007, Registrant’s Board of Directors elected Lawrence A. Zimmerman to the position of Executive Vice President of Registrant. Mr. Zimmerman previously served as Senior Vice President and Chief Financial Officer. He will continue to serve as Chief Financial Officer.

Mr. Zimmerman’s employment will be at-will. He will receive a salary of $700,000 per year and his annual bonus target will remain at 100% of salary. Mr. Zimmerman will also receive 59,000 performance shares, effective July 1, 2007, under the E-LTIP as part of the annual award cycle.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Registrant dated April 3, 2007

Forward Looking Statements

From time to time, we and our representatives may provide information, whether orally or in writing, including certain statements in this Current Report on Form 8-K and any exhibits to this Current Report, that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Litigation Reform Act”). These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. In accordance with the provisions of the Litigation Reform Act, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements we make. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or using other similar expressions. These factors include but are not limited to: the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; development of new products and services; interest rates and cost of borrowing; our ability to maintain and improve cost efficiency of operations; changes in foreign currency exchange rates; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which we do business; reliance on third parties for manufacturing of products and provision of services; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” section and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission. We do not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

Date: April 5, 2007

XEROX CORPORATION

By:	/s/ Gary R. Kabureck
Gary R. Kabureck
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Registrant dated April 3, 2007